UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2010
COMSYS IT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27792	56-1930691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800 Houston, Texas	77027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 386-1400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01. Entry into a Material Definitive Agreement.
On February 1, 2010, COMSYS IT Partners, Inc. (the “Company”), Manpower Inc. (“Manpower”), and Taurus Merger Sub, Inc., a wholly-owned subsidiary of Manpower (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will commence an exchange offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, $0.01 par value per share (the “Company Common Stock”). Following the completion of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct or indirect wholly owned subsidiary of Manpower. The parties anticipate that the Offer will be commenced in mid-March, following the filing of the Company’s Annual Report on Form 10-K for fiscal 2009.
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, in both the Offer and the Merger, each share of Company Common Stock accepted by Merger Sub will be exchanged for either (at the stockholder’s election) $17.65 in cash or $17.65 in fair market value of shares of Manpower common stock, $0.01 par value per share (the “Manpower Common Stock”), where fair market value is the average trading price of Manpower’s common stock during the ten trading days ending on and including the second trading day prior to the closing of the Offer (the “Exchange Ratio”). At the effective time of the Merger, any remaining outstanding shares of Company Common Stock not tendered in the Offer, other than shares owned by Manpower or any direct or indirect wholly owned subsidiary of Manpower or the Company, will be acquired for cash and Manpower Common Stock.
The aggregate amount of cash and of Manpower Common Stock available for election at the closing of the Offer and of the Merger will be determined on a 50/50 basis, such that if the holders of more than 50% of the shares tendered in the Offer, or more than 50% of the shares converted in the Merger, elect more than the cash or Manpower Common Stock available in either case, they will receive on a pro rata basis the other kind of consideration to the extent the kind of consideration they elect to receive is oversubscribed. For example, if the holders of more than 50% of the Company Common Stock who tender in the Offer elect cash then such holders in the aggregate will receive all of the cash available for payment in the Offer (50% of the total consideration payable to all stockholders who tender in the Offer) but also will receive some Manpower Common Stock on a pro rata basis, since there would have been an oversubscription for cash payment. Notwithstanding the foregoing, Manpower has the right, at any time not less than two business days prior to the expiration of the Offer, to elect to convert the transaction into an all-cash deal and to pay $17.65 in cash for all shares of Company Common Stock tendered in the Offer and acquired in the Merger.
The Offer is subject to satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the tender to Merger Sub and no withdrawal of at least a majority of the shares of Company Common Stock (calculated in accordance with the terms of the Merger Agreement) (the “Minimum Condition”). The Minimum Condition may not be waived by Merger Sub without the prior written consent of the Company. Subject to certain conditions and limitations, the Company has granted Manpower and Merger Sub an option to purchase from the Company, following the completion of the Offer, a number of additional shares of Company Common stock that, when added to the shares already owned by Merger Sub, constitute one share more than 90% of the shares of Company Common Stock entitled to vote on the Merger. If Purchaser acquires more than 90% of the outstanding shares of Company Common Stock including through exercise of the aforementioned option, it will complete the Merger through the “short form” procedures available under Delaware law.
The Merger Agreement contains certain termination rights for each of Manpower and the Company, and if the Merger Agreement is terminated under certain circumstances, the Company is required to pay Manpower a termination fee of $15.2 million and/or reimburse Manpower for its out-of-pocket transaction-related expenses up to $2.5 million.
The Merger Agreement includes customary representations, warranties and covenants of the Company, Manpower and Merger Sub. In addition to certain other covenants, the Company has agreed not to (i) encourage, solicit, initiate or facilitate any takeover proposal from a third party; (ii) enter into any agreement relating to a takeover proposal or any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Offer, the Merger, the Merger Agreement or the transactions contemplated by the merger Agreement; (iii) grant any waiver or release under any standstill agreement relating to Company Common Stock; or (iv) enter into discussions or negotiations with a third party in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, a takeover proposal, in each case subject to certain exceptions set forth in the Merger Agreement.
In connection with the Merger Agreement, Manpower entered into a Tender and Voting Agreement, dated as of February 1, 2010 (the “Tender and Voting Agreement”), with certain of the Company stockholders listed on Schedule I attached to the Tender and Voting Agreement and who beneficially own in the aggregate approximately 29.4% of the Company’s Common Stock, pursuant to which each such stockholder has agreed to tender all of the shares of Company Common Stock beneficially owned by such stockholder in the Offer and to vote any shares of Company Common Stock not tendered in the Offer in favor of the Merger. The Tender and Voting Agreement is filed as Exhibit 2.2 hereto and is incorporated herein by reference.
The foregoing descriptions of the Merger Agreement and the Tender and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Tender and Voting Agreement, which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated into this Form 8-K by reference. A copy of the press release issued by Manpower on February 2, 2010 announcing the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Merger Agreement governs the contractual rights between the parties in relation to the Offer and Merger. The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Manpower or the Company in either Manpower’s or the Company’s public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Manpower or the Company.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On February 1, 2010, the compensation committee (the “Committee”) of the Company’s board of directors, approved two changes to the severance provisions for Larry L. Enterline, Amy Bobbitt, Ken R. Bramlett, Jr., and David L. Kerr, in light of their performance during fiscal 2009 and the expectations of them in the first half of fiscal 2010. First, the Committee fixed the severance bonus portion of each executive’s cash severance at their fiscal 2009 bonus amount, rather than the average of their 2008 and 2009 bonuses as specified in their employment agreements. As a result, the severance bonus amounts are expected to be: $375,000 for Enterline; $125,000 for Bobbitt; $138,362 for Bramlett; and, $145,844 for Kerr. In addition, the Committee pegged the 2010 pro rata bonus for each executive at the following specified amounts: $200,000 for Enterline; $68,000 for Bobbitt; $75,000 for Bramlett; and, $78,000 for Kerr. In the aggregate, these changes total approximately $400,000 over what these same amounts would have been expected to be had no changes been approved.
Forward-Looking Statements
Statements in this Current Report on Form 8-K, including the exhibits, may contain certain forward-looking statements relating to the Company and its expectations for the proposed acquisition of the Company by Manpower that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All such statements concerning activities, events or developments that the Company expects, believes, or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations, forecasts, and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the proposed transaction will not close because of a failure to satisfy one or more of the closing conditions; and the risk that the Company’s business will have been adversely impacted during the pendency of the proposed transaction. Additional information on these and other risks, uncertainties, and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except for any obligation to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof.
Additional Information and Where To Find It
This Form 8-K is for informational purposes only and is not a recommendation, an offer to purchase or a solicitation of an offer to sell Company Common Stock.  The tender offer described in this Form 8-K has not yet commenced. Upon the commencement of the Offer, Manpower and Merger Sub will file with the Securities and Exchange Commission (the “Commission”) a tender offer statement on Schedule TO (the “Tender Offer Statement”) and a Registration Statement on Form S-4 (the “Registration Statement”), and the Company will file with the Commission a solicitation/recommendation statement on Schedule 14D-9 (the “Recommendation Statement”). Stockholders of the Company are advised to read the Tender Offer Statement, the Registration Statement and the Recommendation Statement when they become available, as they will contain important information about the Company, Manpower, the Offer and the Merger. Stockholders of the Company may obtain free copies of these statements, when available, from the Commission’s website at www.sec.gov, or at the Company’s website at www.comsys.com or Manpower’s website at www.manpower.com.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of February 1, 2010, among COMSYS IT Partners, Inc., Manpower Inc., and Taurus Merger Sub, Inc.*

2.2	Tender and Voting Agreement, dated as of February 1, 2010, by and among Manpower Inc. and the persons listed on Schedule I attached thereto.

99.1	Press release of Manpower Inc. issued on February 2, 2010.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.
[SIGNATURE PAGE TO FOLLOW]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.
Date: February 2, 2010	By:	/s/ Amy Bobbitt
		Name:	Amy Bobbitt
		Title:	Senior Vice President and Chief Accounting Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
February 1, 2010	0-27792
COMSYS IT PARTNERS, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of February 1, 2010, among COMSYS IT Partners, Inc., Manpower Inc., and Taurus Merger Sub, Inc.*

2.2	Tender and Voting Agreement, dated as of February 1, 2010, by and among Manpower Inc. and the persons listed on Schedule I attached thereto.

99.1	Press release of Manpower Inc. issued on February 2, 2010.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.